UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 18, 2013

SOTHERLY HOTELS INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	001-32379	20-1531029
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

410 W. Francis Street

Williamsburg, Virginia 23185

(757) 229-5648

(Address, including Zip Code and Telephone Number, including

Area Code, of Principal Executive Offices)

MHI Hospitality Corporation

(Former Name)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On September 18, 2013, Sotherly Hotels Inc., formerly MHI Hospitality Corporation (the “Company”), issued a press release (the “Press Release”) announcing that its operating partnership, Sotherly Hotels LP, a Delaware limited partnership (the “Operating Partnership”), has commenced an underwritten public offering of its senior unsecured notes. A copy of the Press Release is attached as Exhibit 99.1 and is incorporated by reference herein.

This Current Report on Form 8-K and the attached press release shall not constitute an offer to sell or the solicitation of any offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. The offering is made only by means of a prospectus.

A registration statement, including a prospectus, which is preliminary and subject to completion, relating to these securities has been filed by the Operating Partnership with the Securities and Exchange Commission (“SEC”), but has not yet become effective. These securities may not be sold, nor may offers to buy be accepted, prior to the time that the registration statement becomes effective. Prospective investors should read the prospectus in the registration statement and other documents that the Operating Partnership has filed with the SEC for more complete information about the Operating Partnership and the offering. Investors may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, copies of the preliminary prospectus can be obtained from Sandler O’Neill + Partners, L.P. at 1251 Avenue of the Americas, 6th Floor, New York, New York 10020, Attention: Prospectus Department, or by calling toll-free 1-866-805-4128, or by email at syndicate@sandleroneill.com.

Item 9.01 Financial Statements and Exhibits.

(a)	Exhibits

99.1	Press Release of Sotherly Hotels Inc. dated September 18, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 18, 2013

SOTHERLY HOTELS INC.
By:	/s/ Andrew M. Sims
Andrew M. Sims Chief Executive Officer

Exhibit List

99.1	Press Release of Sotherly Hotels Inc. dated September 18, 2013.